        Dell Inc,
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EXHIBIT 10.10.9
SecureWorks, Inc.
One Concourse Parkway, Suite 500
Atlanta, GA 30328                                 December 30th 2021
Re: Indirect purchases under the Reseller Agreement
Dear Sir or Madam:
This letter agreement (“Agreement”) relates to (i) Amended and Restated Reseller Agreement, dated as of October 28, 2015 (collectively with those amendments, addenda or riders thereto dated prior to this Agreement, the “Reseller Agreement”), by and between Dell, Inc., for itself and its Subsidiaries other than SecureWorks, Inc., (“Reseller”) and SecureWorks, Inc., for itself and its Subsidiaries (“Spyglass”) and (ii) Amendment No. 6 to the Reseller Agreement, effective as of October 23, 2019 (the “Amendment No. 6”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Amendment No.6 or the Reseller Agreement, as applicable.
Pursuant to this Agreement, Reseller and Spyglass hereby agree as follows with respect to indirect purchases by Reseller of Spyglass’ Services:
1. Reseller may purchase Spyglass’ Services from an authorized distributor of Spyglass.
2. If Reseller purchases the Services from an authorized distributor of Spyglass, final terms of pricing, invoicing, payment, order, and shipment will be as agreed between Reseller and the distributor, and the terms that correspond to those topics in Amendment No. 6 do not apply as between Reseller and Spyglass.
3. The provisions of Section 3.1 of the Amendment No. 6 on Reseller’s responsibility to ensure that the Flow Through Terms available at https://www.secureworks.com/eula, as updated by Spyglass from time to time are incorporated into Reseller’s purchase agreement or other purchase documentation, whether or not signed, with the Client in a way that is legally binding, will apply in case of indirect purchases by Reseller of Spyglass’ Services.
4. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the applicable laws of any jurisdiction other than the State of Texas.
If the foregoing terms and conditions are consistent with your understanding, please signify your acceptance of this Agreement, to be effective as of December 31, 2021, by signing below.
Sincerely,
                            /s/ Kyle Beam
Kyle Beam
Senior Manager, Information Technology &
Software Procurement
Dell Inc.
Accepted on behalf of SecureWorks, Inc.                Dec 30, 2021
By: /s/ Victoria Couse
Name: Victoria Couse
Title: Dec 30, 2021

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